Exhibit 23.1

                          Independent Auditors' Consent





We consent to the use of our report dated February 17, 2001 on the consolidated financial statements of Webb Mortgage Depot, Inc. and subsidiaries as of December 31, 2000 and 1999 included herein on the registration statement of Webb Mortgage Depot, Inc. on Form SB-2, as amended, and to the reference to our firm under the heading "Experts" in the prospectus.





SALBERG & COMPANY, P.A.
Boca Raton, Florida
February 13, 2002